UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2023

NUKKLEUS INC.
(Exact name of registrant as specified in its charter)

Delaware	000-55922	38-3912845
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

525 Washington Blvd.

Jersey City, New Jersey 07310

(Address of principal executive offices)

212-791-4663

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Not applicable

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01. Changes in Registrant’s Certifying Accountant.

On May 22, 2023, the Board of Directors (the “Board”) of Nukkleus Inc. (the “Company”) approved the engagement of Gries and Associates, LLC (“Gries”) as the Company’s new independent registered public accounting firm for the fiscal year ending September 30, 2023. The change will be effective upon execution of an engagement letter. In connection with the selection of Gries, the Board dismissed Marcum LLP (“Marcum”) as the Company’s independent registered public accounting firm on May 22, 2023.

Marcum was engaged by the Company on July 26, 2022. During the most recent fiscal year ended September 30, 2022, and the subsequent interim period through May 22, 2023, there were no (1) disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and related instructions) with Marcum on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Marcum, would have caused Marcum to make reference to the subject matter of the disagreement in their reports, or (2) reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K), except as described below.

During the fiscal year ended September 30, 2022, there were reportable events within the meaning set forth in Item 304 (a)(1)(v) of Regulation S-K. As previously disclosed, in connection with the audit of our financial statements as of and for the fiscal year ended September 30, 2022, the Company identified material weaknesses in its internal control over financial reporting. The material weaknesses related to the following internal control weaknesses: a) the Company has not sufficiently designed, implemented and documented internal controls at the entity level and across the key business and financial processes to allow it to achieve complete, accurate and timely financial reporting and b) the Company has not designed and implemented controls to maintain appropriate segregation of duties in our business processes and c) the Company utilizes third party service providers in its financial services segment, for which the Company relies on for determining amounts pertaining to revenue and cryptocurrency asset completeness, accuracy and existence. The third party service providers lack a key service organization control report.

The audit report of Marcum on the Company’s consolidated financial statements as of and for the fiscal year ended September 30, 2022, did not contain any adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles. Prior to the engagement of Marcum, the previous independent registered public accounting firm engaged by the Company was Rotenberg Meril Solomon Bertiger & Guttilla, P.C. For more information, please refer to the Form 8-K filed by the Company on July 29, 2022.

The Company has provided Marcum with a copy of the disclosures it is making in this Current Report on Form 8-K prior to its filing with the Securities and Exchange Commission (“SEC”), and has requested Marcum to furnish the Company with a letter addressed to the SEC stating whether or not it agrees with the statements made herein, and if not, stating the reasons for their disagreement. A copy of Marcum’s letter dated May 26, 2023 is attached as Exhibit 16.1 to this Current Report on Form 8-K.

During the fiscal years ended September 30, 2022 and September 30, 2021, and the subsequent interim period through May 24, 2023, neither the Company nor anyone on its behalf has consulted Gries with respect to either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements or the effectiveness of internal control over financial reporting, where either a written report or oral advice was provided to the Company that Gries concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and related instructions) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
16.1	Letter from Marcum LLP to the Securities and Exchange Commission dated May 26, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUKKLEUS INC.

Date: May 26, 2023	By:	/s/ Emil Assentato
	Name:	Emil Assentato
	Title:	President and Chief Executive Officer

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